Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation or Organization

Acadia Healthcare Company, Inc.

Acadia – YFCS Holdings, Inc.	Delaware

Acadia Management Company, Inc.	Delaware

Acadia Hospital of Lafayette, LLC	Delaware

Acadia Hospital of Longview, LLC	Delaware

Acadia Abilene, LLC	Delaware

Kids Behavioral Health of Montana, Inc.	Montana

Acadia Louisiana, LLC	Delaware

Acadia Riverwoods, LLC	Delaware

Acadia Village, LLC	Delaware

Lakeview Behavioral Health System, LLC	Delaware

Suncoast Behavioral, LLC	Delaware

Acadia Merger Sub, LLC	Delaware

Psychiatric Resource Partners, Inc.	Delaware

Rebound Behavioral Health, LLC	South Carolina

Acadia – YFCS Holdings, Inc.

Youth & Family Centered Services, Inc.	Georgia

Youth & Family Centered Services

YFCS Management, Inc.	Georgia

YFCS Holdings – Georgia, Inc.	Georgia

Options Community Based Services, Inc.	Indiana

Options Treatment Center Acquisition Corp.	Indiana

Resolute Acquisition Corporation	Indiana

Resource Community Based Services, Inc.	Indiana

RTC Resource Acquisition Corporation	Indiana

Success Acquisition Corporation	Indiana

Ascent Acquisition Corporation	Arkansas

Southwood Psychiatric Hospital, Inc.	Pennsylvania

Memorial Hospital Acquisition Corporation	New Mexico

Millcreek Management Corporation	Georgia

Rehabilitation Centers, Inc.	Mississippi

Lakeland Memorial Hospital Acquisition Corporation	Georgia

PsychSolutions Acquisition Corporation	Florida

YFCS Holdings – Georgia, Inc.

Youth & Family Centered Services of New Mexico, Inc	New Mexico

Southwestern Children’s Health Services, Inc.	Arizona

Youth and Family Centered Services of Florida, Inc.	Florida

Ascent Acquisition Corporation

Pediatric Specialty Care, Inc.	Arkansas

Child & Youth Pediatric Day Clinics, Inc.	Arkansas

Med Properties, Inc.	Arkansas

Ascent Acquisition Corporation – PSC	Arkansas

Ascent Acquisition Corporation – CYPDC	Arkansas

Meducare Transport, LLC	Arkansas

Pediatric Speciality Care Properties, LLC	Arkansas

Children’s Medical Transportation Services, LLC	Arkansas

Rehabilitation Centers, Inc.

Millcreek Schools, Inc.	Mississippi

Habilitation Center, Inc.	Arkansas

Millcreek School of Arkansas, Inc.	Arkansas

PsychSolutions Acquisition Corporation

PsychSolutions, Inc.	Florida

Acadia Merger Sub, LLC

PHC of Michigan, Inc. dba Harbor Oaks Hospital	Massachusetts

PHC of Nevada, Inc. dba Harmony Healthcare	Massachusetts

PHC of Utah, Inc. dba Highland Ridge Hospital	Massachusetts

PHC of Virginia, Inc. dba Mt. Regis Center	Massachusetts

Detroit Behavioral Institute, Inc.	Massachusetts

North Point – Pioneer, Inc. dba Pioneer Counseling Centers	Massachusetts

Wellplace, Inc.	Massachusetts

Seven Hills Hospital, Inc.	Delaware

PHC Meadowwood, Inc.	Delaware

Behavioral Health Online, Inc.	Delaware

Detroit Behavioral Institute, Inc.

Renaissance Recovery, Inc.	Delaware